SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

Starbucks Corporation

(Name of Registrant as Specified in Its Charter)

Strategic Organizing Center

Service Employees International Union

Mary Kay Henry

Ahmer Qadeer

Michael Zucker

Joshua Gotbaum

Maria Echaveste

Wilma B. Liebman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

The Strategic Organizing Center may, from time to time, disseminate the following statement or substantially similar statements to other investors of Starbucks Corporation:

____________

As you are aware, The Strategic Organizing Center (SOC) nominated three director candidates for election to the Starbucks Corporation (ticker: SBUX) Board of Directors at the SBUX 2024 Annual Meeting of Shareholders.

If you are interested in voting at the SBUX Annual Meeting, you should contact your investment team to be sure you beneficially own shares on the record date, which SBUX appears to have set for January 5, 2024  (the “Record Date”) for the 2024 annual meeting currently scheduled for March 13, 2024.  If you own shares through a custodial account at a bank or broker, your custodian or broker may have loaned your shares out in connection with a share lending agreement. You will not have the ability to vote at the SBUX Annual Meeting if your shares are on loan.

Ahead of the SBUX Record Date, you will need to make sure your shares are held in your account in a “votable”, “long” position. If you learn from your custodian bank/broker that your shares are on loan, you will need to instruct your custodian bank/broker to “recall” any of your shares that may be out on loan through a securities lending program. This recall of your shares needs to be requested and completed prior to the Record Date to retain the voting rights of your shares.

Additionally, if your shares are controlled by a third-party portfolio manager, the portfolio manager will need to instruct their custodian bank/broker to recall any shares that may be out on loan as well.

If you, your custodian, or third-party portfolio manager has any questions about this process please call our information agent, Okapi Partners LLC, at 212-297-0720 and ask for Jeremy Provost or Bruce Goldfarb.

IMPORTANT INFORMATION

The SOC, the SEIU, Mary Kay Henry, Ahmer Qadeer, Michael Zucker, Maria Echaveste, Joshua Gotbaum, and Wilma B. Liebman (collectively, the “Participants”) intend to file a definitive proxy statement and accompanying proxy card (the “Proxy Statement”) with the SEC to be used to solicit proxies in connection with the 2024 annual meeting of shareholders (the “Annual Meeting”) of Starbucks Corporation (the “Company”). All shareholders of the Company are advised to read the Proxy Statement and other documents related to the solicitation of proxies, each in connection with the Annual Meeting, by the Participants when they become available, as they will contain important information, including additional information related to the Participants. The Proxy Statement and an accompanying BLUE proxy card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise is contained in Exhibit 1 to the Schedule 14A filed by the Participants with the SEC on December 19, 2023. This document is available free of charge from the source described above.